NINTH AMENDMENT

                                       TO

                $50,000,000 AMENDED AND RESTATED CREDIT AGREEMENT

         NINTH AMENDMENT TO $50,000,000 AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of the 17th day of December, 2001 and entered into among GCI HOLDINGS, INC., an Alaskan corporation (herein, together with its successors and assigns, called the "Borrower"), the Lenders (as defined in the Credit Agreement as defined below), BANK OF AMERICA, N.A., as Administrative Agent for itself and the Lenders (the "Administrative Agent"), CREDIT LYONNAIS NEW YORK BRANCH, as Documentation Agent and TD SECURITIES (USA), INC. as Syndication Agent.

                                   WITNESSETH:

         WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into a $50,000,000 Amended and Restated Credit Agreement, dated November 14, 1997, as amended by that certain Consent and First Amendment, dated January 27, 1998, by that certain Second Amendment to Amended and Restated Credit Agreement dated as of July 3, 1998, by that certain Third Amendment to Amended and Restated Credit Agreement dated as of April 13, 1999, by that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of January 18, 2000, by that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of October 25, 2000, by that certain Sixth Amendment to Amended and Restated Credit Agreement dated as of March 23, 2001, by that certain Seventh Amendment to Amended and Restated Credit Agreement dated as of April 27, 2001, and by that certain Eighth Amendment to Amended and Restated Credit Agreement dated as of October 31, 2001 (as amended and as further amended, restated or otherwise modified from time to time, the "Credit Agreement") and a $200,000,000 Amended and Restated Credit Agreement, dated as of November 14, 1997 (as amended by that certain Consent and First Amendment, dated January 27, 1998, by that certain Second Amendment to Amended and Restated Credit Agreement dated as of July 3, 1998, by that certain Third Amendment to Amended and Restated Credit Agreement dated as of April 13, 1999, by that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of January 18, 2000, by that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of October 25, 2000, by that certain Sixth Amendment to Amended and Restated Credit Agreement dated as of March 23, 2001, by that certain Seventh Amendment to Amended and Restated Credit Agreement dated as of April 27, 2001, and by that certain Eighth Amendment to Amended and Restated Credit Agreement dated as of October 31, 2001, and as further amended, restated or otherwise modified from time to time, the "$200MM Credit Facility");

         WHEREAS, the Borrower has requested certain provisions of the Credit Agreement be amended;

         WHEREAS, the Lenders, the Administrative Agent and the Borrower have agreed to modify the Credit Agreement upon the terms and conditions set forth below;

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

         SECTION 1.  Definitions, Generally.

         (a) Unless specifically defined or redefined below, capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

         (b) The definition of "Applicable Margin" in Article I is hereby deleted and the following definition of "Applicable Margin" is substituted in its stead:

                  "Applicable Margin" means (i) with respect to the Base Rate Advances under the Facility, 1.375% per annum and (ii) with respect to LIBOR Advances under the Facility, 2.500% per annum. Notwithstanding the foregoing, effective three Business Days after receipt by the Administrative Agent from the Borrower of a Compliance Certificate delivered to the Lenders for any reason and demonstrating a change in the Total Leverage Ratio to an amount so that another Applicable Margin should be applied pursuant to the table set forth below, the Applicable Margin for each type of Advance shall mean the respective amount set forth below opposite such relevant Total Leverage Ratio in Columns A and B below, in each case until the first succeeding Quarterly Date which is at least three Business Days after receipt by the Administrative Agent from the Borrower of a Compliance Certificate, demonstrating a change in the Total Leverage Ratio to an amount so that another Applicable Margin shall be applied; provided that, if there exists a Default or if the Total Leverage Ratio shall at any time be greater than or equal to 6.50 to 1.00, the Applicable Margin shall again be the respective amounts first set forth in this definition; provided further, that the Applicable Margin in effect on the Closing Date shall be determined pursuant to a Compliance Certificate delivered on the Closing Date, provided, further, that if the Borrower fails to deliver any financial statements to the Administrative Agent within the required time periods set forth in Sections 6.05(a) and Section 6.05(b) hereof, the Applicable Margin shall again be the respective amounts first set forth in this definition until the date which is three Business Days after the Administrative Agent receives financial statements from the Borrower which demonstrate that another Applicable Margin should be applied pursuant to the table set forth below; and provided further, that the Applicable Margin shall never be a negative number.

                                                                    Column A         Column B
                    Total Leverage Ratio                            Base Rate          LIBOR
----------------------------------------------------------------- ---------------- ----------------
Greater than or equal to 6.50 to 1.00                                 1.375%           2.500%

Greater than or equal to 6.00 to 1.00 but less than 6.50 to 1.00      1.000%           2.125%

Greater than or equal to 5.50 to 1.00 but less than 6.00 to 1.00      0.750%           1.875%

Greater than or equal to 5.00 to 1.00 but less than 5.50 to 1.00      0.500%           1.625%

Greater than or equal to 4.50 to 1.00 but less than 5.00 to 1.00      0.250%           1.375%

Greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00      0.000%           1.250%

Less than 4.00 to 1.00                                                0.000%           1.000%

         Notwithstanding the foregoing, if (a) the Borrower acquires the assets of WCIC as contemplated by the terms of this Agreement and (b) the Borrower enters into the Term Loan B Agreement, then, on such date that both of the preceding (a) and (b) are satisfied, the Applicable Margin set forth above shall no longer be applicable, and the following definition of Applicable Margin shall apply, immediately, automatically and without notice to any Person:

                  "Applicable Margin" means (i) with respect to the Base Rate Advances under the Facility, 1.125% per annum and (ii) with respect to LIBOR Advances under the Facility, 2.250% per annum; provided that, notwithstanding the foregoing, if the interest rate margin for libor advances or base rate advances under the Term Loan B Agreement is more than 0.50% higher or lower than the corresponding interest rate margin set forth in clause (i) or clause (ii) preceding in this definition of "Applicable Margin", then the Applicable Margin hereunder shall mean a per annum percentage rate equal to (a) with respect to the Base Rate Advances under the Facility, that percentage rate which is 0.50% below the per annum applicable interest rate margin for base rate advances under the Term Loan B Agreement (however defined in such Term Loan B Agreement), and (b) with respect to the LIBOR Advances under the Facility, that percentage rate which is 0.50% below the per annum applicable interest rate margin for libor rate advances under the Term Loan B Agreement (however defined in such Term Loan B Agreement). If neither base rate advances or libor rate advances (or their equivalents) are offered under the Term Loan B Agreement, the parties hereto agree that the Applicable Margin hereunder shall be in each case 0.50% below the economic equivalent of the applicable interest rate margin provided for in the Term Loan B Agreement.

         (c) The definition of "Intercreditor Agreement" is hereby added in alphabetical order to Article I of the Credit Agreement and shall read in its entirety as follows:

                  "Intercreditor Agreement" means that certain Intercreditor Agreement, in the form attached as Exhibit A, between the Borrower, Bank of America, N.A. as collateral agent thereunder and the Administrative Agent, evidencing the agreement between the Lenders hereunder and the lenders under the Term Loan B Agreement for the Collateral to secure the Obligations and the Term Loan B Obligations on a pari passu basis, as such agreement is amended, restated or otherwise modified from time to time.

         (d) The definition of "Lenders" in Article I is hereby deleted and the following definition of "Lenders" is substituted in its stead:

                  "Lenders" means the lenders listed on the signature pages of this Agreement, and each Eligible Assignee which hereafter becomes a party to this Agreement pursuant to Section 10.04 hereof or pursuant to an amendment to this Agreement, for so long as any such Person is owed any portion of the Obligation or is obligated to make Advances under the Revolver/Term Loan, and, any Bank Affiliate who is owed any portion of the Obligations.

         (e) The definition of "Loan Papers" in Article I is hereby deleted and the following definition of "Loan Papers" is substituted in its stead:

                  "Loan Papers" means this Agreement; the Notes; Interest Rate Hedge Agreements executed among any GCI Entity and any Lender or Bank Affiliate; the Intercreditor Agreement, all Pledge Agreements; all Guaranties executed by any Person guaranteeing payment of any portion of the Obligations; all Fee Letters; each Assignment and Acceptance; all promissory notes evidencing any portion of the Obligations; assignments, security agreements and pledge agreements granting any interest in any of the Collateral; stock certificates and partnership agreements constituting part of the Collateral; mortgages, deeds of trust, financing statements, collateral assignments, and other documents and instruments granting an interest in any portion of the Collateral, or related to the perfection and/or the transfer thereof, all collateral assignments or other agreements granting a Lien on any intercompany note, including without limitation, the Intercompany Notes; and all other documents, instruments, agreements or certificates executed or delivered by the Borrower or any other GCI Entity, as security for the Borrower's obligations hereunder, in connection with the loans to the Borrower or otherwise; as each such document shall, with the consent of the Lenders pursuant to the terms hereof, be amended, revised, renewed, extended, substituted or replaced from time to time.

         (f) The definition of "Ninth Amendment " is hereby added in alphabetical order to Article I and shall read in its entirety as follows:

                  "Ninth Amendment" means that certain Ninth Amendment to this $50,000,000 Amended and Restated Credit Agreement, dated as of December 17, 2001, among the Borrower, the Administrative Agent and certain Lenders.

         (g) The definition of "Term Loan B Agreement" is hereby added in alphabetical order to Article I and shall read in its entirety as follows:

                  "Term Loan B Agreement" means that certain senior secured term loan agreement entered into after the date hereof as a replacement and refinancing of a portion of indebtedness previously available under this Agreement, to be executed among the Borrower, Bank of America, N.A., as Administrative Agent and the lenders as defined therein, as such agreement may be amended, restated or otherwise modified from time to time.

         (h) The definition of "Term Loan B Obligations" is hereby added in alphabetical order to Article I and shall read in its entirety as follows:

                  "Term Loan B Obligations" means, with respect to the Term Loan B Agreement and all of the Term Loan B Papers, all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower and each other GCI Entity to lenders and administrative agent under the Term Loan B Agreement arising from, by virtue of, or pursuant to the Term Loan B Agreement, any of the other Term Loan B Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by lenders and administrative agent thereunder for the administration, execution of waivers, amendments and consents, and in connection with any restructuring, workouts or in the enforcement or the collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several. Without limiting the generality of the foregoing, "Term Loan B Obligations" includes all amounts which would be owed by the Borrower, each other GCI Entity and any other Person (other than administrative agent or lenders thereunder) to the administrative agent or lenders thereunder under any Term Loan B Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, any other GCI Entity or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower, any other GCI Entity or any other Person under any Debtor Relief Law).

         (i) The definition of "Term Loan B Papers" is hereby added in alphabetical order to Article I and shall read in its entirety as follows:

                  "Term Loan B Papers" means "Loan Papers" as it will be defined under the Term Loan B Agreement, including without limitation, the Term Loan B Agreement, the Intercreditor Agreement, all promissory notes, fee letters, pledge agreements, security agreements, mortgages, deeds of trust, assignments and other documentation executed in connection with the Term Loan B Agreement from time to time, all guarantees executed by any Person guaranteeing payment of any portion of the Term Loan B Obligations, each assignment and acceptance; as each such document shall be amended, revised, renewed, extended, substituted or replaced from time to time.

         (j) The definition of "WCIC" is hereby added in alphabetical order to
Article I and shall read in its entirety as follows:

                  "WCIC" means WCI Cable, Inc. and its Subsidiaries.

         SECTION 2. Amendment to Opening Phrase of Section 2.04(b)(ii). The opening phrase of Section 2.04(b)(ii) in Article II of the Credit Agreement shall be amended and restated in its entirety as follows:

                  (ii) Asset Sales. On the date of any Asset Sale by any of the GCI Entities (this provision not permitting such Asset Sales) excluding Asset Sales permitted under Section 7.05(b) hereof,

         SECTION 3. Amendment to Section 2.04(c). Section 2.04(c) in Article II of the Credit Agreement shall be amended and restated in its entirety as follows:

                  (c) Commitment Reductions, Generally. To the extent the sum of the aggregate outstanding Advances under the Revolver/Term Loan exceed the Revolver/Term Commitment after any reduction thereof, prior to or on the Conversion Date, the Borrower shall immediately repay on the date of such reduction, any such excess amount and all accrued interest thereon, together with any amounts constituting any Consequential Loss. Once reduced or terminated pursuant to this Section 2.04, the Revolver/Term Commitment may not be increased or reinstated. At such time as the Intercreditor Agreement becomes effective, each of the terms and provisions of Sections 2.04(b)(ii),(iii),(iv), (v), and (vi) shall be governed by the terms and provisions of the Intercreditor Agreement, and in the event of a conflict between this Section 2.04 and the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall control.

         SECTION 4. Amendment to Section 2.05(b)(i). Section 2.05(b)(i) in
Article II of the Credit Agreement shall be amended and restated in its entirety as follows:

         (b)      Mandatory Prepayments.

                  (i) Asset Sales. (A) Prior to the Conversion Date, on the date of any Asset Sale of any GCI Entity (except Asset Sales in accordance with the terms of Section 7.05(b) hereof), the Borrower shall repay the Obligations and the obligations under the Revolving Credit Agreement by an amount equal to 100% of the Net Proceeds, applied pro rata to the obligations as specified under the Revolving Credit Agreement and Advances outstanding under the Revolver/Term Loan, and (B) after the Conversion Date, (I) if there exists no Default or Event of Default, on the date of any Asset Sale of any GCI Entity (except Asset Sales in accordance with the terms of Section 7.05(b) hereof), the Borrower shall repay the obligations by an amount equal to 100% of the Net Proceeds, applied to the obligations as specified under the Revolving Credit Agreement, and (II) if there exists a Default or Event of Default, on the date of any Asset Sale of any GCI Entity, the Borrower shall repay the Obligations and the obligations under the Revolving Credit Agreement by an amount equal to 100% of the Net Proceeds, applied pro rata to the obligations as specified under the Revolving Credit Agreement and Advances outstanding under the Revolver/Term Loan. Any amounts repaying the Revolver/Term Loan on and after the Conversion Date will be applied in the inverse order of maturity and may not be reborrowed. On such date, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying as to the amount of (including the calculation of) such repayment and, with respect to the Asset Sale giving rise thereto, the gross proceeds thereof and the costs and expenses payable as a result thereof which were deducted in determining the amount of Net Proceeds.

         SECTION 5. Amendment to Section 2.05(c). Section 2.05(c) in Article II of the Credit Agreement shall be amended and restated in its entirety as follows:

                  (c) Prepayments, Generally. Any prepayment of Advances pursuant to this Section 2.05 shall be applied first to Base Rate Advances, if any, then outstanding under the Facility, second to LIBOR Advances for which the date of prepayment is the last day of the applicable Interest Period, if any, outstanding under the Facility and third to LIBOR Advances with the shortest remaining Interest Periods outstanding under the Facility. At such time as the Intercreditor Agreement becomes effective, each of the terms and provisions of Sections 2.05(b)(i), (ii), (iii), (iv), and (v) shall be governed by the terms and provisions of the Intercreditor Agreement, and in the event of a conflict between this Section 2.05 and the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall control.

         SECTION 6. Amendment to Section 2.12(d). Section 2.12(d) in Article II of the Credit Agreement shall be amended and restated in its entirety as follows:

                  (d) Except as specifically set forth in Sections 2.04 and 2.05 hereof, so long as there exists no Default or Event of Default all payments made by the Borrower shall be applied as designated by the Borrower, and, if there exists a Default or Event of Default, or if the Borrower fails to designate application of payments, all payments made by the Borrower shall be applied pro rata among the obligations under the Revolving Credit Agreement and the Revolver/Term Loan. Any payment made by the Borrower in excess of the Revolver/Term Commitment or outstanding Advances under the Revolver/Term Loan, shall be applied to outstanding amounts (or to reduce the commitment) of any other outstanding Obligations. Notwithstanding the foregoing, if the Intercreditor Agreement is effective, all mandatory prepayments made by the Borrower and proceeds and dispositions of Collateral shall be applied in accordance with the terms of the Intercreditor Agreement, to the extent that the terms and provisions of the Intercreditor Agreement govern such application.

         SECTION 7. Amendment to Section 7.01(e). Section 7.01(e) in Article II of the Credit Agreement shall be amended and restated in its entirety as follows:

                  (e) Fixed Charges Coverage Ratio. (i) Prior to the acquisition of the assets of WCIC in accordance with the terms of this Agreement,

                  Commencing January 1, 2003, and at all times thereafter during the term hereof, the Fixed Charges Coverage Ratio shall not be less during the following time periods than the ratio set forth opposite such time periods:

                  Time Period                                 Minimum Ratio
                  -----------                                 -------------
                  From January 1, 2003 through
                  March 31, 2004                              1.00 to 1.00

                  April 1, 2004 and thereafter                1.05 to 1.00, or

                  (ii) On and after the acquisition of the assets of WCIC in accordance with the terms of this Agreement,

                  Commencing April 1, 2004, and at all times thereafter during the term hereof, the Fixed Charges Coverage Ratio shall not be less during the following time periods than the ratio set forth opposite such time periods:

                  Time Period                                 Minimum Ratio
                  -----------                                 -------------
                  From April 1, 2004 through
                  December 31, 2004                           1.00 to 1.00

                  January 1, 2005 and thereafter              1.05 to 1.00

         SECTION 8. Amendment to Section 7.01(f). Section 7.01(f) in Article II of the Credit Agreement shall be amended and restated in its entirety as follows:

                  (f) Capital Expenditures. (i) Prior to the acquisition of the assets of WCIC in accordance with the terms of this Agreement,

                  Capital Expenditures (not including any Galaxy X Transponder (as defined in the definition of Operating Cash Flow) purchases) paid or incurred by the Borrower and the Restricted Subsidiaries shall not exceed, in the aggregate, the following amounts during the following fiscal years, provided that, any unused portion of any such year may be used during the following fiscal year only (but not thereafter):

                  Fiscal Year                              Maximum Amount
                  -----------                              --------------
                  1998                                     $90,000,000
                  1999                                     $35,000,000
                  2000                                     $35,000,000
                  2001                                     $70,000,000
                  2002                                     $60,000,000
                  January 1, 2003 and thereafter           Not Applicable, or

                  (ii) On and after the acquisition of the assets of WCIC in accordance with the terms of this Agreement,

         Capital Expenditures (not including any Galaxy X Transponder (as defined in the definition of Operating Cash Flow) purchases) paid or incurred by the Borrower and the Restricted Subsidiaries shall not exceed, in the aggregate, the following amounts during the following fiscal years, provided that, any unused portion of any such year may be used during the following fiscal year only (but not thereafter), provided that, in the fiscal year 2002 only, the Borrower may exclude the purchase price for the acquisition of WCIC's assets from the calculation of its Capital Expenditures, in an amount not to exceed $65,000,000:

                  Fiscal Year                              Maximum Amount
                  -----------                              --------------
                  1998                                     $90,000,000
                  1999                                     $35,000,000
                  2000                                     $35,000,000
                  2001                                     $70,000,000
                  2002                                     $65,000,000
                  2003                                     $50,000,000
                  January 1, 2004 through
                  March 31, 2004                           $15,000,000
                  April 1, 2004 and thereafter             Not Applicable

         SECTION 9. Amendment to Section 7.02. Section 7.02 in Article VII of the Credit Agreement shall be amended and restated in its entirety as follows:

                  7.02. Debt. The Borrower shall not, and shall not permit any of the other GCI Entities to, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Debt, except (a) Debt under the Loan Papers and the Revolving Credit Agreement, (b) Debt under the Senior Notes and other Debt in existence on the date hereof as shown on Schedule 5.08a hereto, and renewals, extensions (but not increases), and refinancings thereof on terms substantially similar thereto and on terms no more restrictive, (c) trade payables incurred and paid in the ordinary course of business,
         (d) Debt permitted to be incurred as Contingent Liabilities pursuant to
         Section 7.03 hereof, (e) Debt between the

         Borrower and its Restricted Subsidiaries, (f) so long as there exists no Default or Event of Default in existence at the time incurred and none is caused thereby, (i) $5,000,000 in Debt constituting Capital Leases outstanding in the aggregate at any one time, (ii) unsecured subordinated Debt of the Borrower on terms and conditions acceptable to the Administrative Agent and each Lender, subordinated to the Facility pursuant to the subordination language set forth on Schedule 7.02 hereto, (g) Debt under the Project Agreements, and (h) so long as (i) there exists no Default or Event of Default both before and after giving effect to its incurrence, (ii) the maturity of such Debt is later than the Maturity Date, (iii) the weighted average life of such Debt is longer than the weighted average life of the Revolver/Term Loan, (iv) the Term Loan B Agreement contains representations and warranties, conditions precedent, affirmative covenants, negative covenants and events of default substantially similar to the representations and warranties, conditions precedent, affirmative covenants, negative covenants and Events of Default in this Agreement (and in no case may such terms be more restrictive than the terms of this Agreement) and (v) the Borrower has paid in immediately available funds an amendment fee to the Administrative Lender for the benefit of those Lenders that executed and delivered the Ninth Amendment to the Administrative Agent prior to noon (eastern time) on December 17, 2001, such amendment fee to be in an amount equal to 40 basis points on each such executing Lender's pro rata portion of the principal amount of the outstanding Revolver/Term Loan, the Borrower and the other GCI Entities may incur senior secured Debt under the Term Loan B Agreement, and the Term Loan B Obligations, in a maximum principal amount not to exceed the lesser of (A) $65,000,000, or (B) the gross cash purchase price paid by the Borrower for the acquisition of the assets of WCIC.

         SECTION 10. Amendment to Section 7.04. Section 7.04 in Article VII of the Credit Agreement shall be amended and restated in its entirety as follows:

                  7.04. Liens. Borrower shall not, and shall not permit any of the other GCI Entities to, create or suffer to exist any Lien upon any of its Properties, except Permitted Liens and Liens securing Debt permitted under Section 7.02(f)(i) and, on a pari passu basis pursuant to the Intercreditor Agreement, Liens securing Term Loan B Obligations permitted to be incurred under Section 7.02(h) hereof. It is specifically acknowledged and agreed that the Borrower shall not, and shall not permit any of the other GCI Entities to, hereafter agree with any Person (other than Administrative Agent) not to grant a Lien on any of its assets, except as specifically provided in the Indenture on the Closing Date and except as provided in the Term Loan B Agreement and the Term Loan B Papers.

         SECTION 11. Amendment to Section 7.05. Section 7.05 in Article VII of the Credit Agreement shall be amended and restated in its entirety as follows:

                  7.05. Dispositions of Assets. The Borrower shall not, and shall not permit any of the other GCI Entities to, sell, lease, assign, or otherwise dispose of any assets of the Borrower or any Restricted Subsidiary, or otherwise consummate any Asset Sale, except (a) Permitted Dispositions and sales or dispositions of assets in the ordinary course of business, including dispositions of obsolete or useless assets, (b) so long as there exists no Default or Event of Default both before and after giving effect to such disposition, any sale of any portion of the assets acquired by the Borrower from WCIC described on Schedule 7.05 hereto, so long as such sales do not generate, in the aggregate, gross proceeds in excess of $10,000,000 and
         (c) so long as there exists no Default or Event of Default both before and after giving effect to such disposition, Asset Sales in an aggregate amount over the term of this Agreement not to exceed $10,000,000 (or $20,000,000 if before and immediately after giving effect to any Asset Sale, the Total Leverage Ratio is equal to or less than 4.50 to 1.00), so long as any amounts received from Asset Sales (except those Asset Sales permitted by Sections 7.05(a) and (b) above) in the aggregate over $10,000,000 in any fiscal year of the Borrower and its Restricted Subsidiaries (or $20,000,000 if before and immediately after giving effect to any Asset Sale, the Total Leverage Ratio is equal to or less than 4.50 to 1.00) are immediately used to reduce the Revolving Commitment, and the Revolver/Term Commitment, in accordance with Section 2.04 hereof, and repay the outstanding Obligations in accordance with the terms of Section 2.05 hereof, as applicable.

         SECTION 12. Amendment to Section 7.06. Section 7.06 in Article VII of the Credit Agreement shall be amended by deleting the "and" after subsection
(e), adding "and" after subsection (f), and adding subsection (g) which shall read as follows:

                  (g) Restricted Payments to pay scheduled interest and principal on Term Loan B Obligations under the Term Loan B Agreement, and costs, fees and expenses and other Term Loan B Obligations payable under the Term Loan B Agreement and the other Term Loan B Papers.

         SECTION 13. Amendment to Section 7.10(j) and Addition of New Section 7.10(k). Section 7.10(j) in Article VII of the Credit Agreement shall be amended and restated in its entirety as follows, and a new Section 7.10(k) shall be added to the end of Section 7.10 of the Credit Agreement as follows:

                  (j)      INTENTIONALLY DELETED.

                  (k)      so long as

                           (A) there is no Default or Event of Default both
                  before and after giving effect to such Investment or acquisition,

                           (B) all assets owned by WCIC and each of its
                  Subsidiaries are immediately upon acquisition thereof pledged and collaterally assigned to secure the Obligations (on a pari passu basis with the Debt evidenced by the Term Loan B Agreement pursuant to the Intercreditor Agreement) pursuant to a security agreement and/or collateral assignment in form substantially similar to those security agreements executed previously by the GCI Entities and Administrative Agent receives all other items reasonably requested by the Administrative Agent to secure the Obligations,

                           (C) the aggregate purchase price for such assets is
                  paid in cash and/or equity, or any combination thereof, and does not exceed $65,000,000, on terms and conditions acceptable to the Administrative Agent and which such terms do not violate the terms of Section 7.19 hereof or any other provision of this Agreement and the other Loan Papers,

                           (D) the Administrative Agent has received all other
                  documentation, information and agreements relating to WCIC and its Subsidiaries, as is reasonably requested by the Administrative Agent, including without limitation, an Intercreditor Agreement,

                           (E) the Administrative Agent has received projections
                  after giving effect to the purchase of the assets of WCIC demonstrating pro forma compliance with the financial covenants contained in this Agreement throughout the term of this Agreement,

                           (F) the assets of WCIC are acquired free and clear of
                  all Liens (except Permitted Liens, Liens of the Lenders securing the Obligations and Liens securing the Term Loan B Obligations under the Term Loan B Agreement on a pari passu basis), and

                           (G) the Borrower shall have delivered to the
                  Administrative Agent and Lenders legal opinions from counsel to the Borrower and its Restricted Subsidiaries regarding the acquisition (in the form delivered in connection with the acquisition), and such other matters as reasonably requested by Special Counsel, including, without limitation, opinions regarding the Indenture and AUSP Credit Agreement, and the related agreements, the Borrower may purchase the assets of WCIC and its Subsidiaries.

         SECTION 14. Amendment to Section 7.18. Section 7.18 in Article VII of the Credit Agreement shall be amended and restated in its entirety as follows:

                  7.18. Amendments to Material Agreements. The Borrower shall not, nor shall the Borrower permit any other GCI Entity to, amend or change any Project Agreement or any AUSP Financing Agreement in any manner that is material and adverse to the interests of the Lenders except with the prior written consent of Majority Lenders, or amend or change any Loan Paper other than with the prior written consent of the Lenders pursuant to Section 10.01 hereof, nor shall the Borrower or any other GCI Entity change or amend (or take any action or fail to take any action the result of which is an effective amendment or change) or accept any waiver or consent with respect to (a) any Non-Compete Agreement, (b) that certain Transponder Purchase Agreement for Galaxy X, dated August 24, 1995, among the Borrower and Hughes Communications Galaxy, Inc., now held by PanAmSat Corp., as assignee, (c) that certain Transponder Service Agreement, dated August 24, 1995, among General Communication Corp. and Hughes Communications Satellite Services, Inc., now held by PanAmSat Corp., as assignee, (d) the Senior Notes and all documentation and agreements relating to the Senior Notes, other than changes that result in a decrease in interest rate, extension of maturity, or deletion of covenants or obligations to repay, and changes anticipated by Section 9.01(1) of the Indenture, (e) the Prime Management Agreement, (f) all documentation related to any Funded Debt of any GCI Entity, and (g) the Term Loan B Agreement or any of the Term Loan B Papers, except, in the case of this subsection (g), amendments, modifications, consents, waivers and changes to immaterial provisions, or amendments, modifications, consents, waivers and changes which are in form and substance similar to any amendments, modifications, consents, waivers and changes to this Agreement or the other Loan Papers.

         SECTION 15. Amendment to Section 7.19. Section 7.19 in Article VII of the Credit Agreement shall be amended and restated in its entirety as follows:

                  7.19 Limitation on Restrictive Agreements. The Borrower shall not, and shall not permit the Parents or any Restricted Subsidiary to, other than in connection with the Term Loan B Agreement, the Term Loan B Papers, the Senior Notes, the Revolving Credit Agreement, the AUSP Financing Agreements or the Project Agreements, enter into any indenture, agreement, instrument, financing document or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon: (a) the incurrence of Debt, (b) the granting of Liens (except for provisions contained in Capital Leases of property that are permitted hereunder that limit Liens only on the specific property subject to the Capital Lease, except for Liens in favor of the Administrative Agent and the Lenders), (c) the making or granting of Guarantees, (d) the payment of dividends or Distributions, (e) the purchase, redemption or retirement of any Capital Stock, (f) the making of loans or advances, (g) transfers or sales of property or assets (including Capital Stock) by the Parents, the Borrower or any of the Restricted

         Subsidiaries, (h) the making of Investments or acquisitions, or (i) any change of control or management.

         SECTION 16. Amendment to Section 8.01. Section 8.01 in Article VIII of the Credit Agreement shall be amended by deleting the "or" after subsection (w), adding "or" after subsection (y) and adding subsection (z) which shall read as follows:

                  (z) an Event of Default shall have occurred under the Term Loan B Agreement.

         SECTION 17. Addition of Schedule 7.05. Schedule 7.05 attached to this Ninth Amendment shall be added to Schedules to the Credit Agreement in numerical order as Schedule 7.05.

         SECTION 18. Conditions Precedent. This Amendment shall not be effective until the Administrative Agent shall have determined in its sole discretion that all proceedings of the Borrower taken in connection with this Amendment and the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Agent and the Borrower has satisfied the following conditions:

                  (a) the Borrower shall have delivered to the Administrative Agent a loan certificate of the Borrower certifying (i) as to the accuracy of its representations and warranties set forth in Article V of the Credit Agreement, as amended by this Amendment and the other Loan Papers, (ii) that there exists no Default or Event of Default, and the execution, delivery and performance of this Amendment will not cause a Default or Event of Default, except those Defaults and Events of Default specifically waived hereby, (iii) as to resolutions authorizing the Borrower to execute, deliver and perform this Amendment and all Loan Papers and to execute and perform all transactions contemplated by this Amendment, and all other documents and instruments delivered or executed in connection with this Amendment, (iv) that it has complied with all agreements and conditions to be complied with by it under the Credit Agreement, the other Loan Papers and this Amendment by the date hereof and (v) that it has received all consents, amendments and waivers from all Persons necessary or required, if any, to (A) enter into this Amendment or (B) effectuate the amendments set forth above, including, without limitation, under the Indenture and related documentation and under the AUSP Credit Agreement and related documentation;

                  (b) the Administrative Agent shall have received an opinion of counsel to the Parents, the Borrower and its Subsidiaries, in form and substance acceptable to the Administrative Agent and Special Counsel, including without limitation, an opinion as to no conflict with the transactions contemplated herein under the Indenture and the AUSP Credit Agreement;

                   (c) the Borrower and the Lenders shall have entered into a Ninth Amendment to the $200MM Credit Facility on terms substantially identical to the terms of this Amendment;

                  (d) the Borrower shall have paid the Administrative Agent a ten basis points amendment fee, such amendment fee to be allocated among the Lenders executing this Amendment prior to noon (eastern time), December 17, 2001, as evidenced by a facsimile receipt by counsel to the Administrative Agent of such Lender's signature to this Amendment prior to such time;

                  (e) the Administrative Agent shall have received each of the Loan Papers, financial statements, projections, legal opinions, consents, and other documentation, as reasonably requested by the Administrative Agent, and the Administrative Agent shall have received "No Default Certificates" executed by the Borrower and its Restricted Subsidiaries; and

                  (f) the Borrower shall have delivered such other documents, instruments, and certificates, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent shall deem necessary or appropriate in connection with this Amendment and the transactions contemplated hereby.

         SECTION 19. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent that (a) this Amendment constitutes its legal, valid, and binding obligation, enforceable in accordance with the terms hereof (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or other laws or principles of equity affecting the enforcement of creditors' rights generally), (b) there exists no Default or Event of Default under the Credit Agreement, (c) its representations and warranties set forth in the Credit Agreement and other Loan Papers are true and correct on the date hereof, (d) it has complied with all agreements and conditions to be complied with by it under the Credit Agreement and the other Loan Papers by the date hereof, and (e) the Credit Agreement, as amended hereby, and the other Loan Papers remain in full force and effect.

         SECTION 20. Entire Agreement; Ratification. THE CREDIT AGREEMENT AND THE LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. EXCEPT AS MODIFIED OR SUPPLEMENTED HEREBY, THE CREDIT AGREEMENT, THE OTHER LOAN PAPERS AND ALL OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION THEREWITH SHALL CONTINUE IN FULL FORCE AND EFFECT.

         SECTION 21. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

         SECTION 22. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS.

         SECTION 23. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN DALLAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN PAPERS AND THE BORROWER IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN PAPER SHALL BE BROUGHT ONLY IN A COURT IN DALLAS, TEXAS.

         SECTION 24. WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN PAPER OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         SECTION 25. Intercreditor Agreement. The undersigned Lenders hereby approve of the Intercreditor Agreement in the form attached hereto as Exhibit A and consent to the execution and delivery by the Administrative Agent on their behalf of the Intercreditor Agreement in substantially the same form and substance as the Intercreditor Agreement attached hereto as Exhibit A.

================================================================================
             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.
================================================================================

                                 Schedule 7.05

                      Description of WCIC Assets To Be Sold

                          Exhibit A to Ninth Amendment

                         Form of Intercreditor Agreement

         IN WITNESS WHEREOF, this Ninth Amendment to Amended and Restated Credit Agreement is executed as of the date first set forth above.


                                   GCI HOLDINGS, INC.



                                   By: /s/ John M. Lowber
                                   Its: Secretary/Treasurer

                                   BANK OF AMERICA, N.A., Individually as a
                                   Lender and as Administrative Agent



                                   By: /s/ Derrick C. Bell
                                   Its: Principal

                                   CREDIT LYONNAIS NEW YORK BRANCH, as
                                   Documentation Agent and Individually as a Lender



                                   By: /s/ Jeremy Horn
                                   Its:

                                   TD SECURITIES (USA), INC., as Syndication
                                   Agent



                                   By: /s/ Michael J. Bandzierz
                                   Its: Managing Director

                                   TORONTO DOMINION (TEXAS), INC., Individually as a Lender



                                   By: /s/ Michael J. Bandzierz
                                   Its: Managing Director

                                   COBANK, ACB, Individually as a Lender



                                   By:
                                   Its:

                                   GENERAL ELECTRIC CAPITAL CORPORATION,
                                   Individually as a Lender



                                   By: /s/ Karl Keiffer
                                   Its: Duly Authorized Signatory

                                   UNION BANK OF CALIFORNIA, N.A., Individually as a Lender



                                   By: /s/ Stender E. Sweeney II
                                   Its: Vice President

                                   BANK OF HAWAII, Individually as a Lender



                                   By: /s/ J. Bryan Scearce
                                   Its: Vice President

                                   THE BANK OF NEW YORK, Individually as a
                                   Lender



                                   By:
                                   Its:

                                   BNP PARIBAS, Individually as a Lender



                                   By: /s/ Gregg Bonardi
                                   Its: Director, Media & Telecom Finance



                                   By: /s/ Ben Todres
                                   Its: Director, Media & Telecom Finance

                                   FLEET NATIONAL BANK, Individually as a Lender



                                   By:
                                   Its:

                                   THE FUJI BANK, LIMITED, Individually as a
                                   Lender



                                   By: /s/ Masahito Fukuda
                                   Its: Senior Vice President

                                   SUMITOMO MITSUI BANKING CORPORATION,
                                   Individually as a Lender



                                   By:
                                   Its:

                                   WELLS FARGO BANK ALASKA, N.A. f/k/a NATIONAL
                                   BANK OF ALASKA, Individually as a Lender



                                   By: /s/ Brent Ulmer
                                   Its: Vice President

                                   ALLFIRST BANK, Individually as a Lender



                                   By: /s/ Michael G. Toomey
                                   Its: Vice President

                                 Schedule 7.05

                      Description of WCIC Assets To Be Sold

                                 Ninth Amendment
                                  Schedule 7.05
                           WCI Cable, Inc. Real Estate


At the time that WCI Cable, Inc. filed for protection under the Bankruptcy Code, it owned two pieces of real estate. Descriptions of the real estate is as follows:

WCI Headquarters Complex
Purpose: WCI's Administrative Office Building/Collocation Facility
Physical Address: 19720 NW Tanasborne Drive, Hillsboro, Oregon
Size: 47,923 rentable sf
Notes:
     -  Facility built for purpose
     -  Constructed: 1997-1998
     -  Network requires continued use of collocation facility
     -  No pending requirement for administrative office space
     -  Property appears difficult to sub-divide into two separate facilities
     - GCI option to rent administrative office space or to sell facility and lease back the collocation space on a long term basis
     -  Outstanding Keybank secured debt: $6.2M
     -  Current market value of facility: $6-7M

South Anchorage NOCC Facility
Purpose: Alaska Fiberstar NOCC and Collocation Space
Physical Address:  Diamond D Circle, Anchorage, Alaska
Size: Estimated 12,000 usable sf (gj)
Notes:

     -  Facility built for purpose
     -  Constructed 1998
     -  Network requires temporary use of collocation facility
     -  Office space is poorly laid out for administrative use
     -  Facility may appeal for a contractor
     - GCI option to rent administrative office space or to sell facility with a short term (less than one year) lease back of the collocation space.
     -  Outstanding Keybank secured debt: $2.5M
     -  Current market value of facility: $2.5-$3.2M (gj)

                          Exhibit A to Ninth Amendment

                         Form of Intercreditor Agreement

              FORM OF COLLATERAL AGENT AND INTERCREDITOR AGREEMENT



         THIS COLLATERAL AGENT AND INTERCREDITOR AGREEMENT (as the same may from time to time be amended, restated, supplemented or otherwise modified, the
"Collateral Agent Agreement") dated              is made by GCI HOLDINGS, INC.,
an Alaskan corporation ("Borrower"), GRANTORS signatory hereto, BANK OF AMERICA, N.A., as Collateral Agent (the "Collateral Agent"), BANK OF AMERICA, N.A, as Administrative Agent (in such capacity, the "Administrative Agent") for itself and certain other lenders (collectively, the "Lenders") under both the $200,000,000 Credit Agreement (as hereinafter defined) and the $50,000,000 Credit Agreement (as hereinafter defined), LENDERS party hereto, BANK OF AMERICA, N.A, as Administrative Agent (the "Term Loan B Administrative Agent") for itself and certain other lenders (collectively, the "Term Loan B Lenders") under the Term Loan B Agreement (as hereinafter defined) and the TERM LOAN B LENDERS party hereto.

                              W I T N E S S E T H :

         WHEREAS, the Borrower is a party to two Amended and Restated Credit Agreements dated as of December 14, 1997, with the Lenders and the Administrative Agent, one which provides for a revolving credit facility in the amount of $200,000,000 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "$200,000,000 Credit Agreement") and one that provides for a term loan facility in the amount of $50,000,000 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "$50,000,000 Credit Agreement"; the $200,000,000 Credit Agreement and the $50,000,000 Credit Agreement are herein collectively referred to as the "Credit Agreement");

         WHEREAS, the Borrower is a party to the Term Loan Agreement dated as of the date hereof (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "Term Loan B Agreement") with Borrower, Bank of America, N.A. (in such capacity, the "Term Loan B Administrative Agent") and the Term Loan B Lenders pursuant to which the Term Loan B Lenders have agreed to make the Borrower a term loan in an aggregate principal amount not to exceed $65,000,000;

         WHEREAS, it is the agreement of the parties that the rights of payment and liens and security interests of the Term Loan B Lenders in the Collateral (as hereinafter defined) are subject to and pari passu with the rights of the Lenders; and the rights of payment and liens and security interests of the Lenders in the Collateral are subject to and pari passu with the rights of the Term Loan B Lenders

         WHEREAS, it is a requirement of the Credit Agreement and the Term Loan B Agreement that upon the execution of the Term Loan B Agreement, the Grantors (hereinafter defined), the Administrative Agent, the Lenders, the Term Loan B Administrative Agent, the Term Loan B Lenders and Borrower execute and deliver to the Collateral Agent, for the benefit of the Lenders and Term Loan B Lenders this Collateral Agent Agreement in order to further define the rights and obligations of the parties hereto;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Grantors, Administrative Agent, the Lenders, the Term Loan B Administrative Agent, and the Term Loan B Lenders agree with the Collateral Agent as follows:



                                    SECTION 1

                                  DEFINED TERMS

         As used in this Collateral Agent Agreement, capitalized terms shall have the meanings set forth in the Credit Agreement. In addition the following terms shall have the meanings set forth below:

         "Collateral" shall mean, collectively, all of the property in which the Lenders or Term Loan B Lenders have a Lien pursuant to the Security Agreements.

         "Determining Lenders" shall mean any combination of the Lenders and Term Loan B Lenders having at least 66-23% of the aggregate amount of the Obligations and Term Loan B Obligations outstanding.

         "Distribution Date" shall mean each date established by the Collateral Agent as a date for the distribution of amounts on deposit in the Collateral Account, as defined in subsection 4.1.

         "Event of Default" shall mean the occurrence of an Event of Default as that term is defined in both the Credit Agreement and the Term Loan B Agreement.

         "Grantor" shall mean each GCI Entity and any Person party to any Loan Paper or Term Loan B Paper that grants a Lien on any Collateral.

         "Loan Papers" means the Notes; Interest Rate Hedge Agreements executed among any GCI Entity and any Lender or Bank Affiliate; this Collateral Agent Agreement, all Pledge Agreements; all Guaranties executed by any Person guaranteeing payment of any portion of the Obligations; all Fee Letters; each Assignment and Acceptance; all promissory notes evidencing any portion of the Obligations; assignments, security agreements and pledge agreements granting any interest in any of the Collateral; stock certificates and partnership agreements constituting part of the Collateral; mortgages, deeds of trust, financing statements, collateral assignments, and other documents and instruments granting an interest in any portion of the Collateral, or related to the perfection and/or the transfer thereof, all collateral assignments or other agreements granting a Lien on any intercompany note; and all other documents, instruments, agreements or certificates executed or delivered by the Grantors or any other GCI Entity, as security for Grantors' obligations under the Credit Agreement and the Loan Papers, in connection with the loans to the Borrower or otherwise; as each such document shall, with the consent of the Lenders pursuant to the terms of the Credit Agreement, be amended, revised, renewed, extended, substituted or replaced from time to time.

         "Obligations" means all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower and each other GCI Entity to Lenders and Administrative Agent arising from, by virtue of, or pursuant to the Credit Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by Lenders and Administrative Agent for the administration, execution of waivers, amendments and consents, and in connection with any restructuring, workouts or in the enforcement or the collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by the Borrower, each other GCI Entity and any other Person (other than Administrative Agent or Lenders) to Administrative Agent or Lenders under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, any other GCI Entity or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower, any other GCI Entity or any other Person under any Debtor Relief Law).

         "Proceeds" shall have the meaning assigned to it under the Uniform Commercial of Texas and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under the color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Pro Rata" shall mean for any Person a fraction (a) the numerator of which is the sum of the amount of unpaid (i) Obligations owing to such Person and (ii) Term Loan B Obligations owing to such Person, and (b) the denominator of which is the sum of the amount of unpaid (i) Obligations and (ii) Term Loan B Obligations.

         "Security Agreements" means, collectively, the Term Loan B Loan Papers and the Loan Papers.

         "Term Loan B Obligations" means, with respect to the Term Loan B Agreement and all of the Term Loan B Papers, all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower and each other GCI Entity to lenders and administrative agent under the Term Loan B Agreement arising from, by virtue of, or pursuant to the Term Loan B Agreement, any of the other Term Loan B Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by lenders and administrative agent thereunder for the administration, execution of waivers, amendments and consents, and in connection with any restructuring, workouts or in the enforcement or the collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several. Without limiting the generality of the foregoing, "Term Loan B Obligations" includes all amounts which would be owed by the Borrower, each other GCI Entity and any other Person (other than administrative agent or lenders thereunder) to the administrative agent or lenders thereunder under any Term Loan B Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, any other GCI Entity or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower, any other GCI Entity or any other Person under any Debtor Relief Law).

         "Term Loan B Papers" means "Loan Papers" as defined under the Term Loan B Agreement, including without limitation, the Term Loan B Agreement, this Collateral Agent Agreement, all promissory notes, fee letters, pledge agreements, security agreements, mortgages, deeds of trust, assignments and other documentation executed in connection with the Term Loan B Agreement from time to time, all guarantees executed by any Person guaranteeing payment of any portion of the Term Loan B Obligations, each assignment and acceptance; as each such document shall be amended, revised, renewed, extended, substituted or replaced from time to time.



                                    SECTION 2

                          AGREEMENT TO HOLD COLLATERAL

         In reliance upon, and subject to, the provisions of Section 7 of this Collateral Agent Agreement, the Collateral Agent will hold the security interest granted to it in the Collateral under each Security Agreement on behalf of and for the ratable benefit of the Lenders and the Term Loan B Lenders on a pari passu basis and on the terms and conditions set forth in this Collateral Agent Agreement, notwithstanding the date, time, manner or order of the creation, attachment or perfection of their respective Liens in any Collateral; or any terms, covenants or conditions of the Credit Agreement, the Term Loan B Agreement, or the Security Agreements, Debtor Relief Laws, the Uniform Commercial Code or any other applicable law.

                                    SECTION 3

                       ACCELERATION OF SECURED OBLIGATIONS

         3.1 Exercise of Rights and Remedies. The Collateral Agent may exercise the rights and remedies provided in this Collateral Agent Agreement and in the Security Agreements. If Administrative Agent, the Term Loan B Administrative Agent, and Collateral Agent are not the same Person, Administrative Agent and\or the Term Loan B Administrative Agent (as the case may be) shall give the Collateral Agent notice of an Event of Default under their respective agreements.

         3.2 General Authority of the Collateral Agent over the Collateral. Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of such Grantor or in the Collateral Agent's own name, from time to time in the Collateral Agent's discretion, so long as an Event of Default has occurred and is continuing, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Collateral Agent Agreement and the Security Agreements and accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and rights on behalf of such Grantor given to the Administrative Agent, and the Term Loan B Administrative Agent under any Security Agreements.

         3.3 Right to Initiate Judicial Proceedings. If an Event of Default has occurred and is continuing, the Collateral Agent (i) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate and permitted under any Security Agreements to protect and enforce the rights vested in it by this Collateral Agent Agreement and each Security Agreement and (ii) may either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction, all in accordance with the Security Agreements.

         3.4 Right to Appoint a Receiver. If an Event of Default has occurred and is continuing, the Collateral Agent shall, to the extent permitted by law and in accordance with the Security Agreements, without notice to any Grantor or any party claiming through any Grantor, except as provided in the Security Agreements, without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Obligations or the Term Loan B Obligations, without regard to the then value of the Collateral, and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Collateral Agent) of the Collateral, or any part thereof, and of the rents, issues, tolls, profits, royalties, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Collateral Agent, the Lenders and the Term Loan B Lenders, and each Grantor irrevocably consents to the appointments of such receiver or receivers and to the entry of such order; provided that, notwithstanding the appointment of any receiver, the Collateral Agent shall be entitled to retain possession and control of all cash held by or deposited with it pursuant to this Collateral Agent Agreement or any Security Agreement.

         3.5 Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Collateral Agent herein or to the Administrative Agent or the Term Loan B Administrative Agent in the Security Agreements is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any Security Agreement or now or hereafter existing at law or in equity or by statute.

         (b) No delay or omission by the Collateral Agent, any Lender or any Term Loan B Lender to exercise any right, remedy or power hereunder or under any Security Agreement shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Collateral Agent Agreement or any Security Agreement to the Collateral Agent, the Lenders or the Term Loan B Lenders may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.

         (c) If the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Collateral Agent Agreement or any Security Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then Grantors, the Collateral Agent, the Term Loan B Lenders and Lenders shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Collateral and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.

         (d) All rights of action and of asserting claims upon or under this Collateral Agent Agreement and the Security Agreements may be enforced by the Collateral Agent without the possession of any Security Agreement or instrument evidencing any Obligations or Term Loan B Obligations or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Agent shall be brought in its name as Collateral Agent and any recovery of judgment shall be held as part of the Collateral on behalf of and for the ratable benefit of the Lenders and Term Loan B Lenders.

         3.6 Waiver and Estoppel. (a) Each Grantor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Collateral Agent Agreement or any Security Agreement and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent in this Collateral Agent Agreement or any Security Agreement but will suffer and permit the execution of every such power as though no such law were in force.

         (b) Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or in any Security Agreement or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Collateral Agent Agreement or any Security Agreement and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

         (c) Each Grantor waives to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any Security Agreement) in connection with this Collateral Agent Agreement and the Security Agreements and any action taken by the Collateral Agent with respect to the Collateral.

         3.7 Limitation on Collateral Agent's Duty in Respect of Collateral. Beyond its duties as to the custody thereof expressly provided herein or in any Security Agreement and to account to the Lenders and Term Loan B Lenders for moneys and other property received by it hereunder or under any Security Agreement, the Collateral Agent shall not have any duty to any Grantor, the Term Loan B Lenders or to the Lenders as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

         3.8 Limitation by Law. All rights, remedies and powers provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Collateral Agent Agreement or any Security Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.



                                    SECTION 4

                        COLLATERAL ACCOUNT; DISTRIBUTIONS

         4.1 The Collateral Account. Notwithstanding anything contained in the Credit Agreement or the Term Loan B Agreement, all mandatory prepayments (and any corresponding mandatory commitment reductions) required by Sections 2.04(b)(ii),(iii),(iv), (v), and(vi) and 2.05(b)(i), (ii), (iii), (iv), and (v)
of each of the Credit Agreements and of the Term Loan B Agreement, shall be delivered to the Collateral Agent, for distribution in accordance with Section
4.4 hereof, and each of the Credit Agreements and the Term Loan B Agreement shall be amended to provide therefor. Furthermore, notwithstanding anything contained in any Security Agreement, each Security Agreement that requires moneys to be delivered to the Administrative Agent or the Term Loan B Administrative Agent shall be amended by this Collateral Agent Agreement to require that such moneys be delivered to the Collateral Agent. All moneys which are required by this Collateral Agent Agreement or any Security Agreement to be delivered to the Collateral Agent or which are received by the Collateral Agent or any agent or nominee of the Collateral Agent, the Administrative Agent, the Term Loan B Administrative Agent, or any Lender or Term Loan B Lender in respect of the Collateral shall be deposited in an account established at an office of the Collateral Agent (the "Collateral Account") and held by the Collateral Agent and applied in accordance with the terms of this Collateral Agent Agreement.

         4.2 Control of Collateral Account. Subject to the terms of this Collateral Agent Agreement, all right, title and interest in and to the Collateral Account shall vest in the Collateral Agent and the Collateral Account shall be subject to the exclusive dominion and control of the Collateral Agent.

         4.3 Investment of Funds Deposited in Collateral Account. The Collateral Agent shall use reasonable efforts to invest and reinvest moneys on deposit in the Collateral Account at any time in:

                  (i) marketable obligations of the United States having a maturity of not more than six months from the date of acquisition;

                  (ii) marketable obligations directly and fully guaranteed by the United States having a maturity of not more than one year from the date of acquisition;

                  (iii) bankers' acceptances and certificates of deposit and other interest-bearing obligations issued by the Collateral Agent or any bank organized under the Laws of the United States or any state thereof with capital, surplus and undivided profits aggregating at least $100,000,000, in each case having a maturity of not more than six months from the date of acquisition;

                  (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i),
         (ii) and (iii) entered into with the Collateral Agent or any bank meeting the qualifications specified in clause (iii) above; and

                  (v) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and maturing within three months after the date of acquisition.

All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Account as part of the Collateral. The Collateral Agent shall not be liable for any investment, for any failure to invest hereunder, or for any performance of any such investment or any loss or penalty resulting therefrom.

         4.4 Application of Moneys. (a) The Collateral Agent shall have the right at any time to apply moneys held by it in the Collateral Account to the payment of due and unpaid fees and expenses owing to it hereunder. All remaining moneys held by the Collateral Agent in the Collateral Account or received by the Collateral Agent shall, to the extent available for distribution (it being understood that the Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this subsection 4.4), be distributed by the Collateral Agent on each Distribution Date in the following order of priority:

                  First: to the Collateral Agent for any unpaid expenses owing to it and then to the Administrative Agent, the Term Loan B Administrative Agent, any Term Loan B Lender and any Lender which has theretofore advanced or paid any such fees and expenses constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code of 1978, pro rata an amount equal to the amount thereof so advanced or paid by such Term Loan B Lender or Lender and for which such Term Loan B Lender or Lender has not been reimbursed prior to such Distribution Date;

                  Second: to any Term Loan B Lender and any Lender which has theretofore advanced or paid any expenses of the Collateral Agent other than such administrative expenses, pro rata an amount equal to the amount thereof so advanced or paid by such Term Loan B Lender or Lender and for which such Term Loan B Lender or Lender has not been reimbursed prior to such Distribution Date;

                  Third: to the Term Loan B Administrative Agent on behalf of the Term Loan B Lenders and to the Administrative Agent on behalf of Lenders, Pro Rata in an amount equal to the unpaid principal or face amount of the Obligations and Term Loan B Obligations, unpaid interest on and fees, charges, expenses or other amounts payable, if any, in respect of, the Obligations and Term Loan B Obligations, whether or not then due and owing, including without limitation the costs and expenses of the Term Loan B Lenders and Lenders and their representatives which are due and owing under the relative Security Agreements and which constitute the Obligations and Term Loan B Obligations as of the Distribution Date;

                  Fourth: to the Term Loan B Administrative Agent on behalf of the Term Loan B Lenders and to the Administrative Agent on behalf of Lenders, Pro Rata amounts equal to all other sums which constitute the Obligations and Term Loan B Obligations, and

                  Fifth: any surplus then remaining shall be paid to Grantors or their respective successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         (b) The term "unpaid" as used in clause Third of subsection 4.4(a) refers:

                  (i) in the absence of a bankruptcy proceeding with respect to any Grantor, to all amounts of the Obligations and the Term Loan B Obligations outstanding as of a Distribution Date, and

                  (ii) during the pendency of a bankruptcy proceeding with respect to any Grantor, to all amounts allowed by the bankruptcy court in respect of the Obligations and the Term Loan B Obligations as a basis for distribution (including estimated amounts, if any, allowed in respect of contingent claims), to the extent that prior distributions have not been made in respect thereof.

         (c) The Collateral Agent shall make all payments and distributions under this subsection 4.4 on account of the Obligations to the Administrative Agent for redistribution in accordance with the provisions of the $50,000,000 Credit Agreement and the $200,000,00 Credit Agreement and on account of the Term Loan B Obligations to the Term Loan B Administrative Agent for redistribution in accordance with the provisions of the Term Loan B Agreement.

         4.5 Collateral Agent's Calculations. In making the determinations and allocations required by subsection 4.4, the Collateral Agent may rely upon information supplied by the Administrative Agent as to the amounts payable with respect to the Obligations and by Term Loan B Administrative Agent as to amounts payable with respect to the Term Loan B Obligations, and the Collateral Agent shall have no liability to any of the Lenders or Term Loan B Lenders for actions taken in reliance on such information. All distributions made by the Collateral Agent pursuant to subsection 4.4 shall be (subject to any decree of any court of competent jurisdiction) final, and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent or the Term Loan B Administrative Agent of any amounts distributed to them.



                                    SECTION 5

                        AGREEMENTS WITH COLLATERAL AGENT

         5.1 Delivery of Security Agreements. Each of the Administrative Agent and the Term Loan B Administrative Agent has delivered to the Collateral Agent true and complete copies of all Security Agreements as in effect on the date hereof. Each of the Administrative Agent and the Term Loan B Administrative Agent shall deliver to the Collateral Agent, promptly upon the execution thereof, a true and complete copy of all amendments, modifications or supplements to any Security Agreement entered into after the date hereof.

         5.2 Certain Information. In the event Administrative Agent, the Term Loan B Administrative Agent, and the Collateral Agent are not the same Person, the Administrative Agent and\or the Term Loan B Administrative Agent, as the case may be, shall deliver to the Collateral Agent, between May 1 and May 15 and between November 1 and November 15 in each year, and from time to time upon request of the Collateral Agent, a list setting forth as of a date not more than 10 days prior to the date of such delivery, the aggregate unpaid principal and interest on the Obligations and the Term Loan B Obligations, as the case may be, outstanding and the name and address of the Administrative Agent and the name and address of each holder thereof. In addition, each of the Administrative Agent and the Term Loan B Administrative Agent will promptly notify the Collateral Agent of each of their respective changes in the identity.

         5.3 Compensation and Expenses. The Borrower agrees to pay to the Collateral Agent, from time to time upon demand, all of the costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel and such special counsel as the Collateral Agent elects to retain) which arise in addition to the fees, costs and expenses of Administrative Agent, the Term Loan B Administrative Agent, or any Lender under the Credit Agreement or any Term Loan B Lender under the Term Loan B Agreement,
(A) arising in connection with the preparation, execution, delivery, modification, and termination of this Collateral Agent Agreement, the Credit Agreement, and Term Loan B Agreement and each Security Agreement or the enforcement of any of the provisions hereof or thereof, (B) incurred or required to be advanced in connection with the administration of the Collateral, the sale or other disposition of Collateral pursuant to any Security Agreement and the preservation, protection or defense of the Collateral Agent's rights under this Collateral Agent Agreement, the Credit Agreement, and Term Loan B Agreement and the Security Agreements and in and to the Collateral or (C) incurred by the Collateral Agent in connection with the resignation of the Collateral Agent pursuant to subsection 7.6. The obligations of Borrower under this subsection
5.3 shall survive the termination of the other provisions of this Collateral Agent Agreement.

         5.4 Stamp and Other Similar Taxes. Borrower agrees to indemnify and hold harmless the Collateral Agent, the Administrative Agent, the Term Loan B Administrative Agent, each Lender and each Term Loan B Lender from any present or future claim for liability for any stamp or any other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Collateral Agent Agreement, the Credit Agreement, any Security Agreement, or any Collateral, to the extent permitted by law. The obligations of each Borrower under this subsection 5.4 shall survive the termination of the other provisions of this Collateral Agent Agreement.

         5.5 Filing Fees, Excise Taxes, Etc. Borrower agrees to pay or to reimburse the Collateral Agent for any and all payments made by the Collateral Agent in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect to the execution and delivery of this Collateral Agent Agreement and each Security Agreement. The obligations of Borrower under this subsection 5.5 shall survive the termination of the other provisions of this Collateral Agent Agreement.

         5.6 Indemnification Borrower agrees to indemnify, and hold the Collateral Agent, Administrative Agent, the Term Loan B Administrative Agent, the Lenders and the Term Loan B Lenders harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and expenses of counsel) and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against them of any of their representatives, directors, officers, employees, or agents in any way relating to or arising out of any of this Collateral Agent Agreement, the Credit Agreement, Term Loan B Agreement, the Security Agreements or any documents contemplated by or referred to herein or therein (including in connection with or as a result of, in whole or in part, the negligence of any of the Collateral Agent, Administrative Agent, the Term Loan B Administrative Agent, the Lenders and the Term Loan B Lenders), any transaction related hereto or thereto, or any act, omission or transaction of any Grantor or any of their representatives, directors, officers, employees, or other agents, to the extent that any of the same results, directly or indirectly, from any claims made or actions, suits or proceedings commenced by or on behalf of any person or entity, other than the Collateral Agent, Administrative Agent, the Term Loan B Administrative Agent, the Lenders or the Term Loan B Lenders. In any suit, proceeding or action brought by the Collateral Agent under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral for any sum owing thereunder, or to enforce any provisions thereof, Borrower will save, indemnify and keep the Collateral Agent, Administrative Agent, the Term Loan B Administrative Agent, the Lenders and the Term Loan B Lenders or any of their representatives, directors, officers, employees or agents harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder (including in connection with or as a result of, in whole or in part, the negligence of any of the Collateral Agent, Administrative Agent, the Term Loan B Administrative Agent, the Lenders and the Term Loan B Lenders), arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from such Grantor, and all such obligations of Grantors shall be and remain enforceable against and only against such Grantor and shall not be enforceable against the Collateral Agent, the Administrative Agent, the Term Loan B Administrative Agent, any Lender, any Term Loan B Lender, or any of their representatives, directors, officers, employees or agents. The agreements in this subsection 5.6 shall survive the payment of the Obligations, the Term Loan B Obligations and termination of the other provisions of this Collateral Agent Agreement. The Collateral Agent, Administrative Agent, the Term Loan B Administrative Agent, the Lenders or the Term Loan B Lenders shall not be so indemnified and held harmless for any losses or damages, which are finally determined by a court of competent jurisdiction, were caused by the indemnified party's willful misconduct or gross negligence.

         5.7 Collateral Agent's Lien. Notwithstanding anything to the contrary in this Collateral Agent Agreement, as security for the payment of the expenses of the Collateral Agent hereunder (i) the Collateral Agent is hereby granted a first and prior Lien by each Grantor, the Lenders and the Term Loan B Lenders upon all Collateral and (ii) the Collateral Agent shall have the right to use and apply any of the funds held by the Collateral Agent in the Collateral Account to cover such expenses.

         5.8 Further Assurances. At any time and from time to time, upon the request of the Collateral Agent, and at the expense of the Grantors, to the extent required under any Security Agreements, the Grantors will promptly execute and deliver any and all such further instruments and documents and take such further action as is necessary or reasonably requested further to perfect, or to protect the perfection of, the Liens and security interests granted under the Security Agreements, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any such jurisdiction. Each Grantor also hereby authorizes the Collateral Agent to sign and to file any such financing or continuation statements without the signature of such Grantor to the extent permitted by applicable law.

         5.9 Additional Collateral. To the extent required under any Security Agreements, each Grantor shall promptly notify the Collateral Agent of any new Collateral and shall forthwith pledge, mortgage and hypothecate its leasehold interest in and to such Collateral to the Collateral Agent pursuant to the terms and provisions of this Collateral Agent Agreement. It is expressly understood, however that in no event shall Term Loan B Administrative Agent or any Term Loan B Lender be entitled to a grant of a lien, security interest, pledge or other encumbrance in any Collateral in which the Collateral Agent is not granted a lien, security interest, pledge or other encumbrance that is pari passu with the Administrative Agent's or the Lenders' Lien.

                                    SECTION 6

               POSSESSION AND USE OF COLLATERAL; PARTIAL RELEASES

         6.1 Use of Collateral. The rights of the Grantors in and to the Collateral are set forth in the Credit Agreement, Term Loan B Agreement and the Security Agreements.

         6.2 Releases. Releases and dispositions of Collateral (other than sales, releases and dispositions of Collateral which are permitted by the terms and provisions of the Credit Agreement, the Term Loan B Agreement and the Security Agreements) may be made by the Collateral Agent, only at the direction of the Determining Lenders. Sales, releases or other dispositions of Collateral which are permitted by the terms and provisions of the Credit Agreement, Term Loan B Agreement and the Security Agreements shall not require any written or oral authorization or consent of the Collateral Agent, Lenders or Term Loan B Lenders, and sales or other dispositions of Collateral which are pursuant to the exercise of remedies hereunder or under any Security Agreement shall not require any written or oral authorization or consent of the Lenders or Term Loan B Lenders. It shall not be necessary for any Lender or Term Loan B Lender to sign such release. Such request shall be in writing, shall describe the property to be released in reasonable detail, and, shall state that such release is or will be in accordance with the Credit Agreement, the Term Loan B Agreement and the Security Agreements. The Collateral Agent shall send a copy of all releases to the Term Loan B Administrative Agent and the Administrative Agent.



                                    SECTION 7

                              THE COLLATERAL AGENT

         7.1 Appointment. Each Term Loan B Lender and each Lender irrevocably designates and appoints Bank of America, N.A. as the Collateral Agent of such Lender and such Term Loan B Lender under this Collateral Agent Agreement and the Security Agreements and each such Term Loan B Lender and each such Lender irrevocably authorizes Bank of America, N.A. as the Collateral Agent for such Lender and Term Loan B Lender, to take such action on such Lender's and such Term Loan B Lender's behalf under the provisions of this Collateral Agent Agreement and the Security Agreements and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent and/or the Administrative Agent, the Term Loan B Administrative Agent, the Lenders and the Term Loan B Lenders by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary in this Collateral Agent Agreement and the Security Agreements, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in this Collateral Agent Agreement and the Security Agreements, or any fiduciary relationship with any Lender or Term Loan B Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Collateral Agent Agreement and the Security Agreements or otherwise exist against the Collateral Agent. Furthermore, notwithstanding any provision to the contrary in this Collateral Agent Agreement or any Security Agreement, the Collateral Agent is not an agent of Borrower, the Grantors, any Lender, the

Administrative Agent or any Term Loan B Lender, the Term Loan B Administrative Agent and shall have no liability to such parties for any of its acts or omissions under this Collateral Agent Agreement, or any of the Security Agreements or for creating, perfecting, preserving or continuing any lien, security interest or pledge on any of the Collateral.

         7.2 Exculpatory Provisions. (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by the Grantors or Borrower, as the case may be. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of any Grantor thereto or as to the security afforded by this Collateral Agent Agreement or any Security Agreement, or as to the validity, execution, enforceability, legality or sufficiency of this Collateral Agent Agreement, the Security Agreements, the Obligations or the Term Loan B Obligations, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

         (b) The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Grantor of any of the covenants or agreements contained herein or in any Security Agreement. Whenever it is necessary, or in the opinion of the Collateral Agent advisable, for the Collateral Agent to ascertain the amount of the Obligations or the Term Loan B Obligations, then held by the Lenders or Term Loan B Lenders, as the case may be, the Collateral Agent may rely on a certificate of Administrative Agent, in the case of the Obligations, or of the Term Loan B Administrative Agent, in the case of the Term Loan B Obligations and, if the Administrative Agent or the Term Loan B Administrative Agent shall not give such information to the Collateral Agent, they shall not be entitled to receive distributions hereunder (in which case distributions to those Persons who have supplied such information to the Collateral Agent shall be calculated by the Collateral Agent using, for those Persons who have not supplied such information, the list then most recently delivered by the Company pursuant to subsection 5.2).

         (c) The Collateral Agent shall be under no obligation or duty to take any action under this Collateral Agent Agreement or any Security Agreement if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Agent receives security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Collateral Agent Agreement or any Security Agreement.

         (d) Notwithstanding any other provision of this Collateral Agent Agreement, the Collateral Agent shall not be liable for any action taken or omitted to be taken by it in accordance with this Collateral Agent Agreement or the Security Agreements.

         (e) The Collateral Agent shall have the same rights with respect to any Obligation or Term Loan B Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Collateral Agent hereunder, and may accept deposits from, lend money to, and generally engage in any kind of business with Grantors as if it were not the Collateral Agent.

         7.3 Delegation of Duties. The Collateral Agent may execute any of the powers hereof and perform any duty hereunder either directly or by or through agents or attorneys-in-fact. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it.

         7.4 Reliance by Collateral Agent. (a) The Collateral Agent may consult with counsel, and any advice or statements of legal counsel (including, without limitation, counsel to the Grantors) shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder or under any Security Agreement in accordance therewith.

         (b) The Collateral Agent may conclusively rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. The Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Collateral Agent Agreement.

         (c) The Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Agent by this Collateral Agent Agreement and the Security Agreements, at the request or direction of the Administrative Agent, the Term Loan B Administrative Agent, the Lenders or Term Loan B Lenders pursuant to this Collateral Agent Agreement, or otherwise, unless the Collateral Agent shall have been provided security and indemnity to its satisfaction against the fees, costs, expenses and liabilities which may be incurred by it, including such reasonable advances as may be requested by the Collateral Agent.

         7.5 Limitations on Duties of Collateral Agent. (a) The Collateral Agent shall be obligated to perform such duties and only such duties as are specifically set forth in this Collateral Agent Agreement and the Security Agreements, and no implied covenants or obligations shall be read into this Collateral Agent Agreement or any Security Agreement against the Collateral Agent. The Collateral Agent may exercise the rights and powers vested in it by this Collateral Agent Agreement and the Security Agreements, and shall not be liable with respect to any action taken by it, or omitted to be taken by it.

         (b) The Collateral Agent shall not be under any obligation to take any action, which is discretionary with the Collateral Agent under the provisions hereto, or of any Security Agreement except upon the written request of the Determining Lenders.

         7.6 Resignation of the Collateral Agent. Should the Collateral Agent ever cease to be a Lender or a Term Loan B Lender, or should the Collateral Agent ever resign as the Collateral Agent, or should the Collateral Agent ever be removed with cause by unanimous action of all Lenders and Term Loan B Lenders (other than the Lender then acting as the Collateral Agent), then the Lender appointed by the other Lenders and Term Loan B Lenders shall forthwith become the Collateral Agent, and each Grantor and the Lenders and Term Loan B Lenders shall execute such documents as any Lender or Term Loan B Lender may reasonably request to reflect such change. Any resignation or removal of the Collateral Agent shall become effective upon the appointment by the Lenders and Term Loan B Lenders of a successor Collateral Agent; provided, however, that if the Lenders and Term Loan B Lenders fail for any reason to appoint a successor within 60 days after such removal or resignation, Collateral Agent shall thereafter have no obligation to act as Collateral Agent hereunder.

         7.7 Status of Successor. Every successor Collateral Agent appointed pursuant to subsection 7.6 shall be a bank or trust company in good standing and having power to act as Collateral Agent hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia.

         7.8 Merger of the Collateral Agent. Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be Collateral Agent under this Collateral Agent Agreement and the Security Agreements without the execution or filing of any paper or any further act on the part of the parties hereto.

         7.9 Treatment of Payee or Endorsee by Collateral Agent; Representatives of Lenders and Term Loan B Lenders. The Collateral Agent may treat the registered holder or, if none, the payee or endorsee of any promissory note or debenture evidencing the Obligations or the Term Loan B Obligations as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

         7.10 Non-Reliance on Collateral Agent. Each of the Administrative Agent, the Term Loan B Administrative Agent, and each Lender and Term Loan B Lender expressly acknowledge that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to them and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Lender or Term Loan B Lender. Each Lender and Term Loan B Lender represents to the Collateral Agent that such Lender or Term Loan B Lender independently and without reliance upon the Collateral Agent, and based on such documents and information as they have deemed or will deem appropriate, has made and will make its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and has made and will make their own decision to extend credit to the Borrower. Each Lender and Term Loan B Lender also represent that they will, independently and without reliance upon the Collateral Agent, and based on such documents and information as they shall deem appropriate at the time continue to make their own creditor analysis, appraisals and decisions in taking or not taking action under the Collateral Agent Agreement, and to make such investigation as they deem necessary to inform themselves as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders and Term Loan B Lenders by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Lender or Term Loan B Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into its possession or the possession of any of its officers, directors, employees, agents, attorneys-in-fact or affiliates. Each Lender and Term Loan B Lender acknowledge that the Collateral Agent and its affiliates may exercise all contractual and legal rights and remedies which may exist from time to time with respect to other existing and future relationships with Grantors without any duty to account therefor to such Lender or Term Loan B Lender.

         7.11 Indemnification. Each of the Administrative Agent, the Term Loan B Administrative Agent, the Lenders and the Term Loan B Lenders agree to indemnify the Collateral Agent (in its capacity as such), without limiting the obligation of each Grantor to do so, ratably according to the respective principal amounts of the Obligations and Term Loan B Obligations held by the Lenders and Term Loan B Lenders at the date of any claim by the Collateral Agent for indemnity under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and expenses of counsel) or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Collateral Agent Agreement, the Credit Agreement, Term Loan B Agreement, the Security Agreements, or any documents contemplated hereby or thereby or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent hereunder or thereunder or in connection therewith, including any negligence of the Collateral Agent, but excluding any acts or omissions of the Collateral Agent finally determined by a court of competent jurisdiction to as a result of the Collateral Agent's gross negligence or willful misconduct. The Lenders and Term Loan B Lenders agree to reimburse the Collateral Agent (to the extent not reimbursed by the Grantors), Pro Rata, promptly upon demand for any out-of-pocket expenses (including attorneys' fees) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Collateral Agent Agreement, the Credit Agreement, the Term Loan B Agreement, the Security Agreements, or any other documents contemplated hereby or thereby. The agreements in this subsection 7.11 shall survive the payment of the Obligations, the Term Loan B Obligations and the termination of the other provisions of this Collateral Agent Agreement.


                                    SECTION 8

                              PARI PASSU PROVISIONS

         8.1 Agreement. Notwithstanding anything contained in the Term Loan B Agreement, the Credit Agreement or any Security Agreement to the contrary, the terms and provisions of this Section 8 shall control. The Term Loan B Lenders, the Term Loan B Administrative Agent, Grantors, the Lenders and Administrative Agent agree that any security interests, Liens, pledges of stock, or other encumbrances on behalf of and for the ratable benefit of the Term Loan B Lenders securing the Term Loan B Obligations, are and shall be subject to and pari passu with the security interests, Liens, pledges of stock or other encumbrances of the Administrative Agent on behalf of and for the ratable benefit of the Lenders securing payment of the Obligations. The Term Loan B Lenders, the Term Loan B Administrative Agent, Grantors, the Lenders and Administrative Agent agree that any and all of the Term Loan B Administrative Agent's rights and remedies with respect to the Collateral shall remain subject to and pari passu with the rights and remedies of the Administrative Agent with respect thereto. In the event that Grantors, the Administrative Agent, the Term Loan B Administrative Agent, any Lender, or any Term Loan B Lender at any time obtains possession of any of the Collateral, it shall promptly deliver such Collateral to the Collateral Agent, unless precluded by law or judicial order.

         8.2 Authority of Collateral Agent. Grantors, each Lender, the Administrative Agent, the Term Loan B Administrative Agent, and each Term Loan B Lender agree as follows:

         (a) Each of the Lenders, Term Loan B Lenders, the Administrative Agent, the Term Loan B Administrative Agent, and Borrower hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof until such time as this Collateral Agent Agreement terminates pursuant to subsection 9.9, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of each Grantor, such Lender, the Administrative Agent, the Term Loan B Administrative Agent, or such Term Loan B Lender or in the Collateral Agent's own name, from time to time in the Collateral Agent's discretion, to take any and all appropriate action permitted hereunder and under the Security Agreements and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Collateral Agent Agreement and the Security Agreements and accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, each of the Lenders, the Term Loan B Lenders, the Borrower, the Administrative Agent, and the Term Loan B Administrative Agent hereby gives the Collateral Agent the power and rights on behalf of each of the Lenders, the Administrative Agent, the Term Loan B Lenders and the Term Loan B Administrative Agent, without notice to or further assent of any of such parties to do the following:

                  (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon, or in connection with, the Collateral;

                  (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments taken or received by the Collateral Agent as, or in connection with, the Collateral;

                  (iii) to commence, prosecute, defend, settle, compromise or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

                  (iv) to sell, transfer, release, assign or otherwise deal in or with the Collateral or any part thereof as fully and effectively as if the Collateral Agent were the absolute owner thereof; and

                  (v) to do, at its option, at any time or from time to time, all acts and things which the Collateral Agent deems necessary to protect or preserve the Collateral and to realize upon the Collateral.

         Said attorney, the Collateral Agent, is hereby granted and given full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers. Understanding that powers of attorney are strictly construed, each of the Term Loan B Lenders, Lenders, the Administrative Agent, the Term Loan B Administrative Agent, and Grantors declares that it is its expressed intention that this power of attorney shall be liberally construed to give the fullest effect to the powers granted herein.

         (b) All distributions upon or with respect to the Term Loan B Obligations or the Obligations which are received by Grantors, any Lender, any Term Loan B Lender, the Administrative Agent, or the Term Loan B Administrative Agent on account of any security interests, liens, pledges of stock or other encumbrances contrary to the provisions of this Collateral Agent Agreement shall be received in trust for the benefit of the Lenders and Term Loan B Lenders, shall be segregated from other funds and property held by the party receiving same, and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Obligations and Term Loan B Obligations in accordance with the terms of the Credit Agreement and Term Loan B Agreement.

         8.3 No Commencement of Any Proceeding. Each of the Term Loan B Lenders, the Lenders, the Administrative Agent, and the Term Loan B Administrative Agent agrees that, so long as any of the Obligations and the Term Loan B Obligations shall remain unpaid, it will not exercise any right, power or remedy referred to in subsection 8.2(a) hereof with respect to the Collateral, without the consent of the Collateral Agent.

         8.4 Obligations Hereunder Not Affected. All rights and interests of the Lenders, Term Loan B Lenders, the Administrative Agent, and the Term Loan B Administrative Agent hereunder, and all agreements and obligations of Grantors under this Collateral Agent Agreement, shall remain in full force and effect irrespective of:

         (a) any lack of validity or enforceability of the Credit Agreement, this Collateral Agent Agreement, the Term Loan B Agreement, or the Security Agreements.

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or Term Loan B Obligations, or any other amendment or waiver of or any consent to departure from the Credit Agreement, this Collateral Agent Agreement, the Term Loan B Agreement, or the Security Agreements.

         (c) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations or Term Loan B Obligations.

         (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or Term Loan B Obligations or

Grantors in respect of this Collateral Agent Agreement. This Collateral Agent Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations or Term Loan B Obligations is rescinded or must otherwise be returned by the Collateral Agent upon the insolvency, bankruptcy or reorganization of any of the Grantors or otherwise, all as though such payment had not been made.

         8.5 Waiver. The Lenders, Term Loan B Lenders, the Term Loan B Administrative Agent, Administrative Agent and Grantors each hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations or the Term Loan B Obligations and this Collateral Agent Agreement and any requirement that the Collateral Agent protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against Grantors or any other Person or entity or any Collateral.



                                    SECTION 9

                                  MISCELLANEOUS

         9.1 Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be personally delivered or mailed by certified mail, postage prepaid, to the respective addresses specified herein, or, as to any party, to such other address as may be designated by it in written notice to all other parties. All notices, requests, consents and demands hereunder will be effective when personally delivered or mailed by certified mail, postage prepaid, addressed as aforesaid.

         9.2 No Waivers. No failure on the part of the Collateral Agent, the Administrative Agent, the Term Loan B Administrative Agent, any Term Loan B Lender or any Lender to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Collateral Agent Agreement or any Security Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         9.3 Amendments, Supplements and Waivers. The provisions of this Collateral Agent Agreement may not be amended, modified or waived except by the written agreement of the Term Loan B Administrative Agent, Administrative Agent, and the Collateral Agent. The provisions of each Security Agreement may not be amended, modified or waived, except in accordance with the terms thereof and with the written consent of the Collateral Agent. Any such supplemental agreements shall be binding upon each Grantor, the Administrative Agent, the Term Loan B Administrative Agent, the Lenders, the Collateral Agent, the Term Loan B Lenders, and their respective successors and assigns.

         9.4 Headings. The headings of Sections and subsections have been included herein and in the Security Agreements for convenience only and should not be considered in interpreting this Collateral Agent Agreement or the Security Agreements.

         9.5 Severability. Any provision of this Collateral Agent Agreement, which is prohibited or unenforceable in any jurisdiction, shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.6 Successors and Assigns. This Collateral Agent Agreement shall be binding upon and inure to the benefit of each of the parties hereto and shall inure to the benefit of each of the Lenders, the Term Loan B Lenders, the Administrative Agent, the Term Loan B Administrative Agent, and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Collateral Agent Agreement or any Collateral.

         9.7 GOVERNING LAW. THIS COLLATERAL AGENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE GRANTORS, LENDERS, ADMINISTRATIVE AGENT, COLLATERAL AGENT, THE TERM LOAN B ADMINISTRATIVE AGENT, TERM LOAN B LENDERS AND GRANTORS AGREE THAT THE COURTS OF TEXAS SHALL HAVE JURISDICTION OVER THE PROCEEDINGS IN CONNECTION WITH THIS COLLATERAL AGENT AGREEMENT.

         9.8 Counterparts. This Collateral Agent Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         9.9 Termination. Upon receipt by the Collateral Agent from the Administrative Agent and the Term Loan B Administrative Agent of a written direction to cause the Collateral Agent's interest in all of the Liens by the Security Agreements of the Lenders and Term Loan B Lenders to be released and discharged, this Collateral Agent Agreement shall terminate with respect to the Collateral Agent, Administrative Agent, the Term Loan B Administrative Agent, the Term Loan B Lenders, and Lenders; and the security interests of the Collateral Agent as secured party created by subsection 5.7 and by the Security Agreements shall be released; provided, that the provisions of subsections 5.3, 5.4, 5.5, 5.6 and 7.11 shall not be affected by any such termination.

         9.10 Grantors Jointly and Severally Liable. All of the obligations of the Grantors under this Collateral Agent Agreement shall be deemed to be joint and several obligations of all of the Grantors.

         9.11 Control. Notwithstanding anything contained herein which may be to the contrary, this agreement and the transactions contemplated hereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of the Grantors by the Lenders or the Term Loan B Lenders, or control, affirmative or negative, direct or indirect, by the Lenders or the Term Loan B Lenders, over the management, or any other aspect of the day-to-day operation of Grantors, which control remains in Grantors, its shareholders and boards of directors.

         9.12 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER DOCUMENTS REFERENCED HEREIN OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agent Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

GRANTORS:



COLLATERAL AGENT:

                                   BANK OF AMERICA, N.A.



                                   By:
                                   Title:



BORROWER:

                                   GCI HOLDINGS, INC.


                                   By:
                                   Title:

GRANTORS:

                                   GCI, INC.


                                   By:
                                   Its:



                                   GCI COMMUNICATION CORP.


                                   By:
                                   Title:


                                   GCI CABLE, INC.


                                   By:
                                   Title:

                                   GCI AMERICAN CABLESYSTEMS, INC.


                                   By:
                                   Title:


                                   GCI CABLESYSTEMS OF ALASKA, INC.


                                   By:
                                   Title:


                                   GCI FIBER COMMUNICATION CO., INC.


                                   By:
                                   Title:



ADMINISTRATIVE AGENT
AND LENDER:

                                   BANK OF AMERICA, N.A.


                                   By:
                                   Title:



TERM LOAN B ADMINISTRATIVE AGENT:

                                   BANK OF AMERICA, N.A.


                                   By:
                                   Title: